1 Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, TX 77002 Summit Midstream Corporation Completes Acquisition of Tall Oak Midstream III Houston, Texas (December 2, 2024) – Summit Midstream Corporation (NYSE: SMC) ("Summit", "SMC" or the "Company") announced today that it and its wholly owned subsidiary, Summit Midstream Partners, LP (the "Partnership"), received shareholder approval and has completed the previously announced acquisition of Tall Oak Midstream Operating, LLC and its subsidiaries (collectively, "Tall Oak" or "Tall Oak Midstream III") from an affiliate of Tailwater Capital LLC ("Tailwater Capital") for $155 million of cash, 7.5 million common units of the Partnership and associated 7.5 million shares of SMC Class B Common Stock (the “Equity Consideration”), and up to $25 million contingent consideration in cash over certain measurement periods through March 31, 2026. This strategic acquisition marks a significant milestone in Summit's growth strategy, rebalancing its portfolio to approximately 50% natural gas- oriented drilling activities and increasing scale in a credit and value accretive manner. Pro forma for the transaction, SMC’s total leverage ratio, as of September 30, 2024, is approximately 3.8x. On November 29, 2024, SMC held a virtual special meeting of its stockholders via live audio webcast to vote on the proposed equity to be issued for the acquisition (the “Special Meeting”). Approximately 76.7% of the shares of common stock entitled to vote as of the record date for the Special Meeting were represented in person or by proxy at the Special Meeting, and approximately 99.8% of the total votes cast were in favor of the proposal. About Summit Midstream Corporation SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas. Forward-Looking Statements This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMC's actual results in future periods to di ffer materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in SMC’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2024 filed with the SEC. Any forward-looking EXHIBIT 99.1

2 statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events. Contact: 832-413-4770, ir@summitmidstream.com SOURCE: Summit Midstream Corporation